Exhibit 99.1

For More Information:
Public Relations	Investor Relations
Barbara Heffner	Timothy Dolan
CHEN PR, Inc	Integrated Corporate Relations
781-672-3112	617-956-6727
bheffner@chenpr.com	tdolan@icrinc.com

PHASE FORWARD REPORTS FOURTH QUARTER AND FULL YEAR 2007 RESULTS

•                  Fourth Quarter Revenue of $37.8 million increases 25% over prior year

•                  Fourth Quarter Non-GAAP operating income of $5.3 million increases 28% over prior year

Waltham, MA – January 31, 2008 – Phase Forward Incorporated (NASDAQ: PFWD), a leading provider of data management solutions for clinical trials and drug safety, today announced its financial results for the fourth quarter and full year 2007.

Revenues for the fourth quarter of 2007 were $37.8 million, a 25% increase from $30.2 million in the fourth quarter of 2006.  Within total revenues, InForm™ license, application hosting and other related revenues were $27.4 million, an increase of 30% from $21.0 million in the prior year period, representing 72.4% of fourth quarter total revenues.

Bob Weiler, chief executive officer and president, remarked, “The fourth quarter was a strong finish to a highly successful year for Phase Forward.  During 2007, we added over 50 new direct customers. These included clients spanning the global pharmaceutical, biotech, medical devices, CROs and academic sectors and range from the smallest to some of the largest life science companies in the world.  We believe Phase Forward’s proven track record of delivering highly scalable and complex deployments for companies of all sizes serves as a strong motivating factor that influences customers to adopt Phase Forward and has made us a strategic partner of choice for many of our customers.  Our strong business momentum and solid industry fundamentals make us optimistic about our outlook heading into 2008.”

For the fourth quarter of 2007, GAAP income from operations was $2.5 million, compared to $2.9 million in the fourth quarter of 2006.  GAAP net income for the period was $15.7 million, or $0.36 per diluted share, compared to a net income of $5.5 million, or $0.15 per diluted share, in the fourth quarter of 2006.  The fourth quarter of 2007 included a per share benefit of $0.22 related to an adjustment and full release of the company’s remaining deferred tax asset valuation allowance and other net tax credits of $0.04 per share not included in the projected tax rate.  The fourth quarter of 2006 also had a per share benefit of $0.07 related to an adjustment to the release of a portion of the deferred tax asset valuation allowance.

For the fourth quarter of 2007, non-GAAP income from operations was $5.3 million, representing an increase of 28% from the prior year period and an operating margin of 13.9%.  Non-GAAP net income for the period was $18.2 million, or $0.41 per diluted share, compared to $6.7 million, or $0.19 per diluted share, in the fourth quarter of 2006. Non-GAAP earnings per share in 2007 included a per share benefit of $0.22 related to an adjustment and full release of the company’s remaining deferred tax asset valuation allowance and other net tax credits of $0.04 per share not included in the projected tax rate.  The fourth quarter of 2006 also had a per share benefit of $0.07 related to an adjustment to the release of a portion of the deferred tax asset valuation allowance.

The attached table presents a reconciliation of GAAP to non-GAAP income from operations and net income and net income per share applicable to common stockholders for the fourth quarter of 2007 and 2006.

Cash, cash equivalents and short-term investments were $182.6 million at the end of the fourth quarter, a decrease of $4.3 million from $187.0 million at the end of the prior quarter.  On a full year basis, the company generated $42.4 million in cash from operations during 2007, compared to $11.4 million during 2006.  Total deferred revenue was $67.1 million at the end of the quarter, an increase from $60.0 million at the end of the prior quarter.

Business Highlights

•                  PAREXEL, one of the world’s top CROs, signed a multi-year, multi-million dollar extension to its strategic relationship with Phase Forward for the implementation and use of the InForm EDC solution as its preferred EDC solution.  PAREXEL has been an InForm customer of Phase Forward since 1999.

•                  The company added six new CRO customers in the quarter, including Montreal Heart Institute and Everest Clinical Research, in addition to expanding its existing relationships with CROs such as PharmaLink and Prologue Research.

•                  The company added 55 new direct customers in 2007, up from 38 added during 2006.

•                  Phase Forward acquired privately-held Green Mountain Logic, an innovative vendor of process automation software for managing Phase I clinical trials.

•                  Phase Forward announced the establishment of a wholly owned subsidiary, Phase Forward Software Services India Private Limited, based in Hyderabad, India.  Phase Forward plans to leverage its highly successful model of staffing global projects with in-house and external resources in response to market demand, thereby enabling the company to deploy the most skilled professionals for a particular project in a cost-effective manner.

•                  During the fourth quarter the company announced the availability of a new version of its Web Submission Data Manager (WebSDM™) 2.6 product which is capable of reading data from Phase Forward’s InForm™ Integrated Trial Management electronic data capture product.  The combination of these two products enables sponsor personnel to evaluate data more thoroughly at an earlier stage in the clinical trial process, which can help to detect anomalies, trends to support safety analysis and data structure issues prior to submission.

Full Year 2007 Summary Financial Results

Revenues for the full year 2007 were $134.3 million, a 26% increase from $106.6 million in the full year 2006.  Within total revenues, InForm license, application hosting and other related revenues were $96.9 million, an increase of 34% from $72.3 million in 2006, representing 72.1% of 2007 total revenues.

GAAP income from operations was $13.0 million in 2007, compared to $9.3 million in 2006.  GAAP net income was $29.2 million, or $0.72 per diluted share, for the full year 2007, compared to $12.3 million, or $0.35 per diluted share, in the full year 2006.

Non-GAAP income from operations was $19.7 million in 2007, representing an increase of 50% from 2006 and a full year operating margin of 14.7%.  Non-GAAP net income was $35.2 million, or $0.87 per diluted share, for the full year 2007.  Non-GAAP net income was $16.2 million, or $0.45 per diluted share, in 2006.

GAAP and non-GAAP results in 2007 both include a per share benefit of $0.22 related to an adjustment and full release of the company’s remaining deferred tax asset valuation allowance and other net tax credits of $0.04 per share not included in the projected tax rate.

The attached table presents a reconciliation of GAAP to non-GAAP income from operations and net income and net income per share applicable to common stockholders for the fourth quarter and full year of 2007 and 2006.

Bookings for 2007 totaled $195.8 million, an increase of 43% over 2006. Backlog at December 31, 2007 was $279 million, compared to $217 million at the end of 2006.

Financial Outlook

The following statements are based on current expectations and the company assumes no obligation to update or confirm them. These statements are forward-looking and inherently uncertain. Actual results may differ materially as a result of the factors identified below and the factors identified in our public filings made with the Securities and Exchange Commission, or other factors.

For the first quarter of 2008, the company expects revenues to be between $37.0 and $37.6 million.  The company expects non-GAAP operating income to be between $5.5 and $6.0 million, with non-GAAP EPS between $0.10 and $0.11. GAAP EPS is expected to be between $0.07 and $0.08, including non-cash expenses associated with stock-based compensation expense and the amortization of intangible assets.  The expected EPS reflects an estimated tax rate of 37% to 39%.

For the full year 2008, the company expects revenues to be between $165 and $169 million.  On a non-GAAP basis, operating income is expected to be between 16% and 17%, with non-GAAP EPS between $0.46 and $0.49. GAAP EPS is expected to be between $0.33 and $0.36, including non-cash expenses associated with stock-based compensation expense and the amortization of intangible assets.  The expected EPS reflects an estimated tax rate of 37% to 39%.

Conference Call

The company plans to host its investor conference call today at 5:00 pm EST to discuss its financial results for the fourth quarter and full year 2007 and its outlook for the first quarter and full year of 2008. The investor conference call will be available via live web cast on Phase Forward’s web site at www.phaseforward.com under the tab “Investors.” To participate by telephone, the domestic dial-in number is 888-713-4217 and the international dial-in is 617-213-4869.  The access code is 53879801.  Investors are advised to dial in at least five minutes prior to the call to register. The web cast will be archived until February 29, 2008.

About Phase Forward

Phase Forward is a leading provider of integrated data management solutions for clinical trials and drug safety. The company offers proven solutions for electronic data capture (InForm™), phase I clinic automation (LabPas™), clinical data management (Clintrial™), clinical trials signal detection (CTSD™), strategic pharmacovigilance (WebVDME™ and Signal Management), adverse event reporting (Clintrace™) and applied data standards (WebSDM™).  In addition, the company provides services in the areas of application implementation, hosting and validation, data integration, business process optimization, safety data management and industry standards. Phase Forward’s products and services have been utilized in over 10,000 clinical trials involving more than 1,000,000 clinical trial study participants at over 250 organizations and regulatory agencies worldwide including: AstraZeneca, Boston Scientific, Dana-Farber Cancer Institute, Eli Lilly, the U.S. Food and Drug Administration, or FDA, GlaxoSmithKline, Harvard Clinical Research Institute, Merck Serono, Novartis, Novo Nordisk, PAREXEL International, Procter & Gamble, Quintiles, sanofi-aventis, Schering-Plough Research Institute, Servier, Tibotec, and the U.K. Medicines and Healthcare Products Regulatory Agency. Additional information about Phase Forward is available at www.phaseforward.com.

Cautionary Statement

Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements relating to, among other things, Phase Forward’s expectations and assumptions concerning management’s forecast of financial performance, the performance of Phase Forward’s products and services, future business and operations plans of Phase Forward’s customers, the ability of Phase Forward’s customers to realize benefits from the use of Phase Forward’s products and services, and management’s plans, objectives and strategies. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond

Phase Forward’s control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things, changes in our customers’ industries; our ability to convince prospective customers to adopt our solutions; competition and changes in competition during future periods; changing customer requirements; governmental regulation; our ability to maintain profitability; fluctuations in our operating results; long sales and implementation cycles; our dependence on a limited number of customers or suppliers; product performance; third party service interruptions or delays; technology failures; our ability to maintain customer relationships and contracts; our ability to retain and hire skilled personnel; our ability to protect our intellectual property rights; product liability or intellectual property infringement claims brought against us; acquisitions; our ability to manage our rapid growth; our ability to obtain capital when desired on favorable terms; and the volatility of the market price of our common stock. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Phase Forward undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by Phase Forward, see the disclosure contained in Phase Forward’s public filings with the Securities and Exchange Commission including, without limitation, its most recent Quarterly Report on Form 10-Q.

Non-GAAP Financial Information

Phase Forward provides non-GAAP income from operations, net income, and net income per share applicable to common stockholders data as additional information for its operating results. These measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. Phase Forward’s management believes these non-GAAP measures are useful to investors because this supplemental information facilitates comparisons to prior periods. Management uses these non-GAAP measures to evaluate its financial results, develop budgets and manage expenditures. Investors are encouraged to review the reconciliations of these non-GAAP financial measures to the comparable GAAP results, which are attached to this press release.

Phase Forward Incorporated

Condensed Consolidated Statements of Income

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2006	2007	2006	2007

Revenues:
License	$11,260	$13,355	$40,893	$48,784
Service	18,966	24,440	65,720	85,505
Total revenues	30,226	37,795	106,613	134,289
Costs of revenues:
License	678	675	2,698	2,361
Service(1)	10,682	15,651	38,663	53,098
Total cost of revenues	11,360	16,326	41,361	55,459
Gross margin:
License	10,582	12,680	38,195	46,423
Service	8,284	8,789	27,057	32,407
Total gross margin	18,866	21,469	65,252	78,830

Operating expenses:
Sales and marketing(1)	6,360	7,478	21,158	25,209
Research and development(1)	4,599	5,496	16,621	20,116
General and administrative(1)	5,036	5,711	18,174	20,220
In-process research and development	—	300	—	300
Total operating expenses	15,995	18,985	55,953	65,845
Income from operations	2,871	2,484	9,299	12,985
Other income (expense):
Interest income	838	2,323	2,848	7,081
Other, net	31	118	(19)	(35)
Total other income	869	2,441	2,829	7,046

Income before benefit from income taxes	3,740	4,925	12,128	20,031
Benefit from income taxes	(1,741)	(10,749)	(221)	(9,170)
Net income	$5,481	$15,674	$12,349	$29,201

Net income per share applicable to common stockholders:
Basic	$0.16	$0.38	$0.36	$0.76

Diluted	$0.15	$0.36	$0.35	$0.72

Weighted average number of common shares used in net income per share calculations:
Basic	34,446	41,605	34,104	38,642

Diluted	36,279	43,792	35,737	40,739

(1) Amounts include stock-based compensation expense, as follows:
Costs of service revenues	$97	$372	$258	$702
Sales and marketing	151	$491	502	1,061
Research and development	146	$297	394	813
General and administrative	637	$1,085	1,868	3,002
Total stock-based compensation expense	$1,031	$2,245	$3,022	$5,578

Phase Forward Incorporated

Tables of Reconciliation from GAAP to Non-GAAP

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2006	2007	2006	2007
Reconciliation of GAAP to Non-GAAP income from operations:
GAAP income from operations	$2,871	$2,484	$9,299	$12,985
Stock-based compensation expense	1,031	2,245	3,022	5,578
Amortization of intangible assets	217	230	870	867
In-process research and development	—	300	—	300
Non-GAAP income from operations	$4,119	$5,259	$13,191	$19,730

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2006	2007	2006	2007
Reconciliation of GAAP to Non-GAAP net income and net income per share applicable to common stockholders:
GAAP net income	$5,481	$15,674	$12,349	$29,201
Stock-based compensation expense, net of tax	1,031	2,010	3,022	4,995
Amortization of intangible assets, net of tax	217	206	870	776
In-process research and development, net of tax	—	269	—	269
Non-GAAP net income	$6,729	$18,159	$16,241	$35,241

GAAP net income per share applicable to common stockholders:
Diluted	$0.15	$0.36	$0.35	$0.72

Non-GAAP net income per share applicable to common stockholders:
Diluted	$0.19	$0.41	$0.45	$0.87

The Company has assumed a 2007 effective tax rate of 10.5% for purposes of the Non-GAAP Reconciliation shown above. This rate represents the Company's effective tax rate for the first three quarters of 2007. This rate allows for comparison to prior periods as it excludes the remaining release of the deferred tax asset valuation allowance and miscellaneous other credits which were recorded in the fourth quarter of 2007.

Phase Forward Incorporated

Condensed Consolidated Balance Sheets

(unaudited)

(in thousands, except per share amounts)

	As of December 31,
	2006	2007

Assets
Current assets:
Cash and cash equivalents	$42,169	$133,401
Short-term investments	27,466	49,221
Accounts receivable, net of allowance of $384 and $270 in 2006 and 2007, respectively	29,652	35,515
Deferred set up costs, current portion	1,649	2,062
Prepaid commissions and royalties, current portion	3,570	4,458
Prepaid expenses and other current assets	2,972	4,513
Deferred income taxes	5,158	10,061
Total current assets	112,636	239,231

Property and equipment, net	8,561	15,967
Deferred set up costs, net of current portion	1,000	1,347
Prepaid commissions and royalties, net of current portion	2,670	3,614
Intangible assets, net of accumulated amortization of $1,176 and $2,044 in 2006 and 2007, respectively	2,724	3,356
Goodwill	27,820	25,511
Deferred income taxes	4,988	16,576
Other assets	252	267
Total assets	$160,651	$305,869

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$2,893	$1,222
Accrued expenses	14,183	20,724
Accrued earn-out	3,500	—
Deferred revenue, current portion	47,128	61,750
Deferred rent, current portion	352	240
Total current liabilities	68,056	83,936

Deferred revenues, net of current portion	3,527	5,380
Deferred rent, net of current portion	596	116
Other long-term liabilities	451	—
Total liabilities	72,630	89,432

Stockholders’ equity:
Preferred stock, $0.01 par value:
Authorized—5,000 shares
Issued—0 shares	—	—
Common stock, $0.01 par value:
Authorized—100,000 shares
Issued—35,529 and 42,724 shares in 2006 and 2007, respectively	355	428
Additional paid-in capital	176,545	274,870
Treasury stock, 37 shares at cost	(111)	(111)
Accumulated other comprehensive (loss) income	(72)	745
Accumulated deficit	(88,696)	(59,495)
Total stockholders’ equity	88,021	216,437

Total liabilities and stockholders’ equity	$160,651	$305,869

Phase Forward Incorporated

Condensed Consolidated Statements of Cash Flows

(unaudited)

(in thousands)

	Twelve Months Ended December 31,
	2006	2007

Operating activities
Net income	$12,349	$29,201
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,179	6,928
Stock-based compensation expense	3,022	5,578
Loss on disposal of fixed assets	51	—
Foreign currency exchange loss	15	42
Provision for allowance for doubtful accounts	224	56
Deferred income taxes	(755)	(10,249)
Charge for in-process research and development	—	300
Tax benefit related to exercise of options	(1,656)	—
Amortization of premiums or discounts on short-term investments	(12)	43
Changes in assets and liabilities:
Accounts receivable	(3,980)	(5,092)
Deferred costs	(535)	(2,450)
Prepaid expenses and other current assets	(636)	(1,474)
Accounts payable	759	(1,735)
Accrued expenses	2,100	5,723
Accrued litigation settlement	(8,500)	—
Deferred revenue	4,321	16,167
Deferred rent	(579)	(589)
Net cash provided by operating activities	11,367	42,449

Investing activities
Proceeds from maturities of short-term investments	40,188	78,897
Purchase of short-term investments	(58,836)	(100,694)
Purchase of property and equipment	(5,230)	(13,407)
Payment on earn-out under acquisition	(2,000)	(3,500)
Acquisition of business, net of cash acquired	—	(5,391)
(Increase) decrease in other assets	(32)	2
Net cash used in investing activities	(25,910)	(44,093)

Financing activities
Net proceeds from issuance of common stock	3,549	92,819
Tax benefit related to exercise of options	1,656	—
Net cash provided by financing activities	5,205	92,819

Effect of exchange rate changes on cash and cash equivalents	(272)	57

Net (decrease) increase in cash and cash equivalents	(9,610)	91,232
Cash and cash equivalents at beginning of year	51,779	42,169
Cash and cash equivalents at end of year	42,169	133,401
Short-term investments at end of year	27,466	49,221
Total cash, cash equivalents and short-term investments at end of year	$69,635	$182,622